Exhibit 23.1

Deloitte Bedrijfsrevisoren / Reviseurs d’Entreprises Berkenlaan 8b 1831 Diegem Belgium Tel. + 32 2 800 20 00 Fax + 32 2 800 20 01 www.deloitte.be

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Galapagos NV (the “Company”) of our report dated March 23, 2016 relating to the consolidated financial statements of the Company and its subsidiaries, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2015.

Diegem, June 3, 2016

/s/ Gert Vanhees

DELOITTE Bedrijfsrevisoren/Reviseurs d’Entreprises

BV o.v.v.e. CVBA/SC s.f.d. SCRL

Represented by Gert Vanhees

Deloitte Bedrijfsrevisoren / Reviseurs d’Entreprises

Burgerlijke vennootschap onder de vorm van een coöperatieve vennootschap met beperkte aansprakelijkheid /

Société civile sous forme d’une société coopérative à responsabilité limitée

Registered Office: Berkenlaan 8b, B-1831 Diegem

VAT BE 0429.053.863 - RPR Brussel/RPM Bruxelles - IBAN BE 17 2300 0465 6121 - BIC GEBABEBB

Member of Deloitte Touche Tohmatsu Limited